Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 10 to Registration Statement No. 333-169824 of our report dated October 7, 2010 relating to the statement of assets acquired and liabilities assumed as of May 28, 2010 by EverBank, a wholly owned subsidiary of EverBank Financial Corp, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Jacksonville, Florida
April 27, 2012